Exhibit 10.1

LetTER Agreement

VIA EMAIL

Star Equities, LLC

3363 NE 163rd St., Suite 705

North Miami Beach, FL 33160

Steven Wolberg

3363 NE 163rd St., Suite 705

North Miami Beach FL 33160

William Healy

16W281 83rd Street, Suite B
Burr Ridge, IL 60527

Kenges Rakishev

c/o SAT & Company
241 Mukanova Street
Almaty Kazakhstan 050008

Vladimir Sadovskiy

3363 NE 163 Street, Suite 705

North Miami Beach, FL 33160

David Rozinov

210 Central Park South

23A

New York, NY 10019

Re: Equity Investment for Funding of Net Element

This letter agreement is dated as of September 11, 2015 (the "Effective Date"). The parties hereby agree as follows:

1.	In order to meet Net Element, Inc.’s, a Delaware corporation ("NETE"), current working capital requirements of up to $2,500,000, Star Equities, LLC, Steven Wolberg, William Healy, Kenges Rakishev, Vladimir Sadovskiy, David Rozinov and such other additional investors that become party hereto and execute this letter agreement (each, an “Investor” and, collectively, the “Investors”) have agreed to purchase, and NETE has agreed to issue to the Investors, on or as soon as practically possible after the Effective Date:

(i)	such number of restricted (i.e., issued in reliance on an applicable exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and any disposition of such shares to be subject to Rule 144 of the Securities Act) shares of common stock of NETE (“Common Stock”), as set forth on Exhibit A hereto next to the name of each Investor, at the per share purchase price equal to the closing trading price of Common Stock on July 29, 2015, the date when the Investors committed to the transactions contemplated in this Letter Agreement subject to the approval of the Board of Directors of NETE or a committee thereof; and

(ii)	such number of options to purchase restricted shares of Common Stock as set forth on Exhibit A hereto next to the name of each Investor (collectively, the “Restricted Options”). Each Restricted Option shall expire on the fifth (5th) annual anniversary of the Effective Date and shall be exercisable (prior to its expiration) into one (1) Restricted Share at the exercise price equal 110% of the closing trading price per one (1) share of Common Stock reported on The NASDAQ Capital Market on the Effective Date.

2.	The consideration for such restricted shares of Common Stock (the restricted shares of Common Stock to be issued to the Investors are collectively referred to herein as the “Restricted Shares”) and the Restricted Options issued to the Investors hereunder shall be Investor’s funding to NETE the purchase price set forth on Exhibit A hereto next to the name of each Investor. Subject to the limitation set forth in the last sentence of this Section 2, the aggregate amount of the investments hereunder by all Investors shall be up to $2,500,000 (with a minimum aggregate investment by all Investors to be at least $1,000,000). Notwithstanding anything to the contrary contained in this letter agreement or any other documents, at no time shall NETE issue shares of Common Stock if such transaction would result in the issuance of more than 19.9% of the amount of issued and outstanding common stock of NETE unless (i) Net Element, Inc.’s stockholders shall have approved the issuance of shares of common stock in excess of 20%, or (ii) NASDAQ has provided a waiver of Listing Rule 5635(d).

3.	The Investors understand and acknowledge that the issuance of the Restricted Shares hereunder shall be unregistered in reliance on the applicable exemption under the federal securities laws, and any dispositions of the Restricted Shares shall be subject to Rule 144 under the Securities Act. In connection with the issuance of the Restricted Shares and as a condition to the issuance of the Restricted Shares, each Investor hereby provides to NETE the representations and warranties set forth in Exhibit B hereto.

4.	All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by verifiable facsimile or electronic mail transmission, unless such delivery is made on a day that is not a business day, in which case such delivery will be deemed to be made on the next succeeding business day or (ii) on the next business day after timely delivery to a reputable overnight courier, to the parties at the addresses set forth on the first page hereto.

5.	This letter agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. This letter agreement may not be amended or modified in any respect, except by the written agreement of the parties hereto. No party hereto may, without the prior written consent of the other party hereto, assign or otherwise transfer, in whole or in part, any of its rights and obligations under this letter agreement. Except as expressly provided for herein, nothing in this letter agreement shall confer any rights upon any person that is not a party hereto or the successor or permitted assignee of a party to this letter agreement.

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6.	This letter agreement shall be governed by, and shall be construed, interpreted and enforced in accordance with the laws of the State of Florida without regard to its choice of law provisions that would require the application of the law of another jurisdiction.

7.	This letter agreement may be executed and delivered (including by facsimile or electronic mail transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts.

[Signatures are on next page.]

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Please indicate your consent to the terms of this letter agreement by signing and dating this letter agreement and returning it to the undersigned.

NET ELEMENT, INC.

By:	/s/ Oleg Firer
Name:	Oleg Firer
Title:	Chief Executive Officer

AGREED AND ACCEPTED BY:

INVESTORS:

STAR EQUITIES, LLC

By:	/s/ Oleg Firer
Name:	Oleg Firer
Title:	Managing Member

/s/ Steven Wolberg
STEVEN WOLBERG

/s/ William Healy
WILLIAM HEALY

/s/ Kenges Rakishev
KENGES RAKISHEV

/s/ Vladimir Sadovskiy
VLADIMIR SADOVSKIY

/s/ David Rozinov
DAVID ROZINOV

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ADDITIONAL INVESTORS SIGNATURE PAGE(S):

_______________________________

Name: _____________________

Amount of Investment in Dollars: ________________________

Amount of Restricted Shares corresponding to the above investment: _____________________

Amount of Restricted Options corresponding to the above investment: ____________________

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Exhibit A

Investor	Number of restricted shares	Purchase price per each restricted share	Number of restricted OPTIONS	Aggregate Purchase price to be funded to nete by investor
Star Equities, LLC	2,142,857	$0.14	2,142,857	$300,000
Steven Wolberg	357,143	$0.14	357,143	$50,000
William Healy	714,286	$0.14	714,286	$100,000
Kenges Rakishev	7,142,857	$0.14	7,142,857	$1,000,000
Vladimir Sadovskiy	285,714	$0.14	285,714	$40,000
David Rozinov	714,286	$0.14	714,286	$100,000
TOTAL:	11,357,143 Restricted Shares		11,357,143 Restricted Options	$1,590,000

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EXHIBIT B

Investors’ Representations and Warranties

As a condition to the issuance of the Restricted Shares and the Restricted Options (collectively, the “Restricted Securities”) to each Investor, such Investor hereby represents and warrants to NETE as follows:

Investor acknowledges that the issuance and transfer to it of the Restricted Securities has not been reviewed by the United States Securities and Exchange Commission or any state securities regulatory authority because such transaction is intended to be exempt from the registration requirements of the Securities Act and applicable state securities laws. Investor understands that each of NETE is relying upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, acknowledgments and understandings of Investor set forth in this letter agreement in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Restricted Securities.

Investor represents that the Restricted Securities are being acquired by Investor for its own account, for investment purposes only and not with a view to or for distribution or resale to others in contravention of the registration requirements of the Securities Act or applicable state securities laws. Investor agrees that it will not sell or otherwise transfer any of the Restricted Securities unless such transfer or resale is registered under the Securities Act and applicable state securities laws or unless exemptions from such registration requirements are available.

Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Investor’s investment in NETE through Investor’s acquisition of the Restricted Securities. Investor is able to bear the economic risk of its investment in NETE through Investor’s acquisition of the Restricted Securities for an indefinite period of time. At the present time, Investor can afford a complete loss of such investment and has no need for liquidity in such investment.

Investor recognizes that its acquisition of the Restricted Securities involves a high degree of risk in that: (a) an investment in NETE is highly speculative and only Investor who can afford the loss of their entire investment should consider investing in NETE and securities of NETE; (b) transferability of the Restricted Securities is limited; (c) NETE has experienced recurring losses and it must raise substantial additional capital in order to continue operating its business; (d) subsequent equity financings will dilute the ownership and voting interests of Investor and equity securities issued by NETE to other persons or entities may have rights, preferences or privileges senior to the rights of Investor; (e) any debt financing that may be obtained by NETE must be repaid regardless of whether NETE generates revenues or cash flows from operations and may be secured by substantially all of NETE’s assets; (f) there is absolutely no assurance that any type of financing on terms acceptable to NETE will be available to NETE or otherwise obtained by NETE; and (g) if NETE is unable to obtain additional financing or is unable to obtain additional financing on terms acceptable to it, then NETE may be unable to implement its business plans or take advantage of business opportunities, which could have a material adverse effect on NETE’s business prospects, financial condition and results of operations and may ultimately require NETE to suspend or cease operations.

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Investor acknowledges that he has prior investment experience and that he recognizes and fully understands the highly speculative nature of Investor’s investment in NETE pursuant to its acquisition of the Restricted Securities. Investor acknowledges that he, either alone or together with its professional advisors, has the capacity to protect its own interests in connection with this transaction.

Investor acknowledges that it has carefully reviewed the this letter agreement and NETE’s filings with the United States Securities and Exchange Commission, which are available on the Internet at www.sec.gov, all of which documents and filings Investor acknowledges have been made available to it. Investor has been given the opportunity to ask questions of, and receive answers from, NETE concerning this letter agreement, the issuance to it of the Restricted Securities, and NETE’s business, operations, financial condition and prospects, and Investor has been given the opportunity to obtain such additional information, to the extent NETE possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as Investor reasonably desires in order to evaluate its investment in NETE pursuant its acquisition of the Restricted Securities. Investor fully understands all of such documents and filings and has had the opportunity to discuss any questions regarding any of such documents or filings with its legal counsel and tax, investment and other advisors. Notwithstanding the foregoing, Investor acknowledges and agrees that the only information upon which it has relied upon in executing this letter agreement is the information set forth in this letter agreement and NETE’s filings with the United States Securities and Exchange Commission. Investor acknowledges that it has received no representations or warranties from NETE, its employees, agents or attorneys in making this investment decision. Investor acknowledges that it does not desire to receive any further information from NETE or any other person or entity in order to make a fully informed decision of whether or not to execute this letter agreement and accept the Restricted Securities.

Investor acknowledges that the issuance to it of the Restricted Securities may involve tax consequences to Investor. Investor acknowledges and understands that Investor must retain its own professional advisors to evaluate the tax and other consequences of Investor’s receipt of the Restricted Securities.

Investor understands and acknowledges that NETE is under no obligation to register the resale of the Restricted Securities under the Securities Act or any state securities laws. Investor agrees that NETE may, if it desires, permit the transfer of the Restricted Securities out of Investor’s name only when Investor’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to NETE that the proposed transfer satisfies an applicable exemption from registration requirements under the Securities Act and applicable state securities laws.

Investor understands that the certificate(s) representing the Restricted Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Restricted Securities):

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above will be removed, and NETE will issue a certificate without such legend to the holder of the Restricted Securities upon which it is stamped, only if (a) such Restricted Securities are being sold pursuant to an effective registration statement under the Securities Act, (b) such holder delivers to NETE an opinion of counsel, in a reasonably acceptable form to NETE, that the disposition of the Restricted Securities is being made pursuant to an exemption from federal and state registration requirements, or (c) such holder provides NETE with reasonable assurance that a disposition of the Restricted Securities may be made pursuant to Rule 144 under the Securities Act without any restriction as to the number of shares acquired as of a particular date that can then be immediately sold.

Investor acknowledges that he has a preexisting personal or business relationship with NETE or one or more of its officers, directors or controlling persons.

Investor represents and warrants that he was not induced to invest in NETE (pursuant to the issuance to it of the Restricted Securities) by any form of general solicitation or general advertising, including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including via the Internet) or broadcast over the news or radio; and (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

Each Investor’s current address is set forth on page 1 of the letter agreement.

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